Exhibit 10.13

Double Eagle II Airport

Hangar Lease

Utilicraft Aerospace Industries, Inc.

Table of Contents

Section 1.	Recitals
Section 2.	Premises
Section 3.	Tenant’s Use of Premises
Section 4.	Assignment and Subletting
Section 5.	Construction of Improvements
	5.1	Improvements
	5.2	Approval by the Director
	5.3	Construction Plans and Specifications
	5.4	Permits, License, and Approvals
	5.5	Notice to Proceed, Construction Bonds, and Insurance
	5.6	Contractor Indemnification
	5.7	Coordination of Construction
	5.8	Certificate of Occupancy
	5.9	As-Built/Certified Drawings
	5.10	Improvements by Tenant to Remain Throughout Term
	5.11	Ownership of Improvements
	5.12	Removal of Unapproved Improvements
	5.13	Future Improvements
Section 6.	Maintenance of Premises
Section 7.	Damage or Destruction of Premises
	7.1	Minor Damage
	7.2	Extensive Damage
	7.3	Alternative Space
	7.4	Limits of City’s Obligations Defined
Section 8.	Term
Section 9.	Rents and Fees
	9.1	Rents
	9.2	Other Airport Fees
	9.3	Rents and Fees Prorated
	9.4	Place of Payment
	9.5	Late Payment Fees
Section 10.	Security Deposit
Section 11.	Insurance
	11.1	General Requirements
	11.2	Approval of Insurance
	11.3	Comprehensive General Liability Including Automobile Liability

	11.4	Aircraft Liability
	11.5	Hangarkeeper’s Liability Insurance
	11.6	Increased Limits
	11.7	Additional Insured
	11.8	Workers’ Compensation Insurance
	11.9	Property Insurance
	11.10	Failure to Maintain Insurance
	11.11	Additional Requirements
Section 12.	Termination of Lease
	12.1	Termination by City: 15-Day Cure Period
	12.2	Other Termination by City
	12.3	Termination by Either Party Without Cause
	12.4	City’s Non-Waiver
Section 13.	Surrender of Premises
	13.1	Removal of Personal Property
	13.2	Ownership of Property Not Removed
Section 14.	Signs
Section 15.	Access
Section 16.	Quiet Enjoyment
Section 17.	City’s Right to Enter
Section 18.	General Conditions
	18.1	Rules and Regulations
	18.2	Hazardous Materials
	18.3	Indemnification Agreement
	18.4	Applicable Law
	18.5	Non-liability of Agents and Employees
	18.6	No Partnership or Agency
	18.7	Forum Selection
	18.8	Compliance with Law
	18.9	Contract Interpretation
	18.10	Subordination
	18.11	Discrimination Prohibited
	18.12	No Exclusive Rights
	18.13	Construction Inconvenience
	18.14	Financial Responsibility
	18.15	Ethics
	18.16	Approvals, Consents and Notices
	18.17	Lease Subject to Avigation Priority
	18.18	Force Majeure
	18.19	Non-Waiver
	18.20	Administration of Lease
	18.21	Approval of Lease
	18.22	Savings

Double Eagle II Airport

Hangar Lease

Utilicraft Aerospace Industries, Inc.

This Hangar Lease (“Lease”) is made and entered into by and between the City of Albuquerque, a New Mexico municipal corporation (“City”) and Utilicraft Aerospace Industries, Inc., a corporation organized and existing under the laws of the state of Nevada (“Tenant”).

In consideration of the rights, privileges, and mutual obligations contained in this Lease, City and Tenant agree as follows:

Section 1. Recitals.

1.1                               City owns and operates through its Aviation Department the Double Eagle II Airport (“Airport”) as shown in Exhibit A, located in the County of Bernalillo, State of New Mexico; and

1.2                               Tenant desires to lease, and City desires to grant the lease of, certain space at the Airport for the purpose of the development of the FF-1080 Prototype Aircraft, and storage of Utilicraft Aerospace Industries, Inc. corporate aircraft, in an enclosed hangar at the Airport, upon the terms and conditions stated in this Lease; and

1.3                               City and Tenant have the right and power to enter into this Lease.

Section 2. Premises. City, for and in consideration of the rents and fees reserved in this Lease and each of the covenants, conditions, and agreements set forth in this Lease to be kept and performed by Tenant, hereby leases to Tenant for its exclusive use, and Tenant leases from City, upon the conditions, covenants, and agreements set forth in this Lease, all of which Tenant accepts, that certain aircraft hangar (“Premises”) as depicted in Exhibit B attached hereto and incorporated herein.

Premises shall be used and occupied by Tenant solely for the purpose of development of the FF-1080 Prototype Aircraft, and storage of Utilicraft Aerospace Industries, Inc. corporate aircraft, and for no other purpose. Tenant shall provide to City an Aircraft Identification List (“List”) identifying those aircraft anticipated to be stored on the Premises (“Aircraft”). The List shall include all stored aircraft identification numbers, makes and models of aircraft, and number of engines per aircraft. Tenant shall be allowed to store similar aircraft owned or leased by Tenant (“Substitute Aircraft”), provided that Tenant has obtained the written consent of City to store the Substitute Aircraft on the Premises. In the event Tenant is permitted to store a Substitute Aircraft on the Premises, all provisions of this Lease applicable to Aircraft shall also be applicable to Substitute Aircraft.

At the commencement of this Lease, Tenant shall accept the Premises in its “as is” condition without any liability or obligation on the part of City to make any alterations, improvements or repairs of any kind on or about the Premises. Tenant has inspected and accepts the Premises in its “as is” condition, and upon taking possession at the commencement of this Lease, has provided to City in writing any comments concerning the condition of the Premises, and has deemed same suitable for the intended use of Tenant. City shall not be liable to Tenant or its officers, employees, agents, contractors, or invitees for any damage or injury caused by the condition of the Premises.

Section 3. Tenant’s Use of Premises. Premises shall be used only for the purpose of the development of the FF-1080 Prototype Aircraft, and storage of Utilicraft Aerospace Industries, Inc. corporate aircraft pursuant to Section 2 above, or the vehicle used by Tenant for transportation to and from Airport. No public commercial activity of any kind shall be conducted by Tenant, or permitted by Tenant, in or from the Premises. Public commercial activity includes, but is not limited to, aircraft rental or leasing, any concession agreements, aircraft painting (and associated activities, e.g., sandblasting), aircraft maintenance and repair except as permitted herein, aircraft charter, flight instruction, scenic flights, rental or leasing of other personal property, the sale of other goods or services, or limousine, courtesy vehicle or taxicab service picking up at or delivering passengers to Airport.

No maintenance on Aircraft shall be performed within the Premises without the prior written approval of City except minor or preventative maintenance as would normally be performed by an aircraft owner without the assistance of an aircraft mechanic. Tenant shall take steps to ensure that the performance of any allowed maintenance work does not damage the Premises. Tenant shall keep the Premises at all times clean and free of debris, aircraft parts, or other parts (except while undertaking the maintenance allowed herein), and accumulation of oil, lubricants, solvents, paints, grease, and other hazardous materials as set forth in subsection 18.2 of this Lease.

Tenant agrees to abide by all applicable ordinances, rules and regulations established by any federal, state or local government agency or by City in connection with Tenant’s occupancy and use of the Premises. Any activity or operation of Tenant permitted pursuant to this Lease that is a spark producing or open flame activity, including but not limited to welding, grinding, brazing, or cutting with a torch, must be performed using extreme caution and with all appropriate safety equipment immediately available to the operation. Fueling of Aircraft while any portion of Aircraft is within the Premises is prohibited. Electrical outlets, if provided in the Premises, are provided for the occasional use of small electrical hand tools and appliances. The use of electrical and/or other heating devices is prohibited. Upon expiration of the term of this Lease, or by earlier termination, Tenant shall immediately surrender possession of the Premises and shall immediately remove, at its sole expense, Aircraft and all personal or other property therefrom, leaving the Premises in the same condition as when received, ordinary wear and tear excepted.

Tenant shall be liable for any and all damage to the Premises and remediation costs caused by Tenant’s use or occupancy of the Premises, including, but not limited to, damage to interior walls, damage to unsealed floors due to fuel, oil or other spillage, or damage to doors due to Tenant’s improper or negligent operation within the Premises.

Section 4. Assignment and Subletting. Tenant shall not assign, sublet, mortgage, or otherwise transfer, in whole or in part, any of the rights granted in this Lease without the prior written approval of City. Such approval shall not be unreasonably withheld.

Section 5. Construction of Improvements.

5.1                               Improvements. Tenant, at its sole risk and expense, shall completely construct all leasehold improvements or additional improvements (“Improvements”), in strict compliance with the Aviation Department Development Guidelines, and this Section 5, and shall obtain necessary City permits, licenses, and approvals from City’s building officials or other governmental agencies as required.

5.2                               Approval by the Director. Tenant shall submit to City’s Director of Aviation (“Director”), complete plans and specifications for all Improvements Tenant makes to the Premises. Tenant shall obtain written approval for same from Director prior to beginning construction and installation. Approval by Director shall included architectural and aesthetic matters, and Director shall be entitled to reject designs submitted and require Tenant to re-submit designs until approval by Director is given. First-class standards of design and construction are required, and all Improvements shall conform with the Aviation Department Development Guidelines, and all applicable laws. City agrees to act promptly upon Tenant’s request for approval of plans, specifications, and modifications thereto.

Any review or approval by Director of Tenant’s plans or any inspection by City of the Improvements work or materials, shall not be deemed to constitute a waiver or release by City of any obligation or responsibility of Tenant under this Lease, or an assumption of any risk or liability by City with respect thereto; and Tenant shall make no claim against City on account of such review, approval, or inspection. City reviews, approvals, and inspections shall not constitute assumption by City of any responsibility for the adequacy of the design or construction. Such responsibility shall remain totally with Tenant and Tenant’s architects, engineers, and contractors. Tenant shall cause all Improvements authorized under this Lease to be constructed only by a contractor properly licensed by the State of New Mexico to construct such Improvements.

5.3                               Construction Plans and Specifications. No Improvements of any kind shall be erected, placed, assembled, constructed or permitted on the Premises until preliminary and final plans showing the type of use, location, size, and design prepared by an architect and/or engineer licensed to practice in the State of New Mexico have been approved by City. Prior to the preparation of preliminary plans, Tenant shall contact Director to schedule a pre-project meeting to brief City staff on the proposed Improvements.

5.3.1                     Preliminary Plans. Tenant shall, within thirty (30) days following the Effective Date of this Lease, deliver to Director for approval four (4) sets of preliminary plans for the Improvements, prepared and stamped by an architect or engineer licensed to practice in the State of New Mexico.

Such preliminary plans shall show the full extent of the Improvements to be constructed, including but not limited to, grading, drainage, landscaping, paving, signs, structural details and utility locations, showing the relationship of the proposed Improvements to all adjacent Airport parcels, public roadways, or service roadways. Civil engineering plans shall include drawings submitted on a scale not smaller than one (1) inch equals fifty (50) feet. Architectural plans shall include plan drawings at a suitable scale but in no event shall the scale be smaller than one sixteenth (1/16) inch equal to one (1) foot. Plans shall include complete specifications in sufficient detail for Director to determine compatibility with Aviation Department Development Guidelines, and their overall objectives for the aesthetic character and quality of the Improvements. Architectural submittals shall include an accurate architectural perspective color rendering of the Improvements, including the proposed exterior color, scheme, style, materials, and wording and placement of all signs.

Within ten (10) days following receipt thereof, Director shall review such preliminary plans, and transmit to Tenant written approval or rejection thereof, in whole or in part. In the event of rejection, within fifteen (15) days after receipt of the rejection notice, Tenant shall amend such plans to comply with the items set forth in the rejection notice, and re-submit them to Director for approval. Director shall notify Tenant within ten (10) days thereafter of his decision regarding the revised plans.

Tenant warrants that City may use all plans and specifications submitted by or on behalf of Tenant, only for purposes relevant to and consistent with this Lease.

5.3.2                     Final Plans and Construction Schedule. Within thirty (30) days following Tenant’s receipt of Director’s approval of the preliminary plans, Tenant shall deliver to Director for approval four (4) sets of final construction plans and specifications for construction of the Improvements, together with a schedule for construction of the Improvements. Such final plans and specifications shall substantially conform to the preliminary plans previously approved by Director and shall be submitted to Director prior to submitting the plans to other applicable agencies. There shall be no substantial changes or alterations made in the final plans and specifications after the approval by Director without the advance written approval of Director. Director’s approval of such plans shall not infer approval by other City or controlling agencies. After approval of the plans by Director, Tenant will have complete responsibility for obtaining all other required approvals and permits for the Improvements.

5.3.3                     Modification of Final Plans. Any modifications to the approved final plans and specifications, which may be required following review by the City of Albuquerque Code Enforcement Division, the New Mexico Environment Department, the City of Albuquerque Planning Department, the City of Albuquerque Fire Department, or other governmental agencies, shall be submitted to Director for approval prior to construction.

5.4                               Permits, Licenses, and Approvals. Tenant shall, at its sole expense, obtain all necessary licenses, permits, and approvals required for construction of the Improvements on the Premises from City, state, and federal agencies. These shall include, but not be limited to:

5.4.1                     Permits, licenses, and approvals for fuel storage tanks; and

5.4.2                     Permits, licenses, and approvals of a) the City of Albuquerque Planning Department, the City of Albuquerque Fire Department, and the City of Albuquerque Building and Safety Division and b) the National Board of Fire Underwriters or other similar organizations for the prevention of fire or for the correction of unhealthy of hazardous conditions; and

5.4.3                     Permits, licenses, and approvals for compliance with storm water management, sediment, and erosion control requirements pursuant to the regulations of the New Mexico Environment Department; and

5.4.4                     Submittal of a Notice of Intent (“NOI”) to the Federal Environmental Protection Agency (“EPA”) prior to the start of site development and construction and shall provide, implement, and be responsible for, a Storm Water Pollution Prevention Plan (“SWPPP”) during all phases of the work. Tenant shall provide a copy of the NOI to City prior to the start of any work at the site.

Upon completion of the construction, Tenant will be responsible for submitting a Notice of Termination (“NOT”) to the EPA, and will provide a copy of the NOT to City.

5.4.5                     City’s approval of its Spill Prevention Controls and Countermeasures Plan.

5.5                               Notice to Proceed, Construction Bonds, and Insurance. Director’s approval of Tenant’s final plans and specifications and time schedule shall constitute Tenant’s notice to proceed with construction of Improvements, provided that all the following requirements have been satisfied:

5.5.1                     Tenant has delivered to Director for approval, and Director has approved, certificates of insurance for coverage evidencing Tenant’s construction contractor’s a) “all risk” type builders’ risk insurance coverage and workers’ compensation insurance coverage and b) compliance with the applicable insurance provisions of Section 11 below; and

5.5.2                     Tenant’s construction contractor has duly executed a Labor and Materials Payment Bond with a surety authorized to do so in the State of New Mexico, in an amount equal to the value of its contract for construction of the Improvements to insure City against loss by reason of any lien or liens that may be filed against the Premises or Airport property. Tenant shall provide City with a true copy of such executed bond, upon request by Director.

Tenant shall be solely responsible for payment and pay promptly, when due, all persons supplying labor and materials to its contractor for all elements of construction of Improvement on the Premises. Tenant shall keep the Premises free and clear of all mechanics liens resulting from any construction and shall permit no lien or claim to be filed or prosecuted against City on account of any such construction or materials furnished. Tenant may contest the correctness or validity of any such lien, but Tenant shall indemnify, defend, and hold harmless City, its elected representatives, officers, agents, and employees, and the Premises from any and all claims and liability for payment of any such lien, and related attorneys’ fees; and

5.5.3                     Tenant has delivered to Director a Performance Bond executed by Tenant’s construction contractor and a surety acceptable to City, in a form acceptable to City, securing contractor’s performance of its obligations relating to the construction of the Improvements, in an amount equal to the value of its construction contract, naming City as obligee thereunder. In the alternative, Tenant may, submit to Director in lieu of a Performance Bond, a deposit in an amount equal to the total value of Tenant’s construction contract, subject to the approval of City; and

5.5.4                     Tenant has obtained at its sole expense all necessary licenses and permits required for construction of Improvements on the Premises; and

5.5.5                     Tenant shall submit to Director a copy of the building permits issued to Tenant by the City of Albuquerque Building Inspection Division; and

5.5.6                     Tenant shall notify Director of Tenant’s intention to commence construction of the Improvements at least forty-eight (48) hours before commencement of such work or delivery of any material to be used in such work at the Premises.

5.6                               Contractor Indemnification. Tenant shall include in all construction contracts entered into in connection with the construction of the Improvements, a provision requiring the contractor and subcontractors to indemnify, hold harmless, defend and insure Airport, City, and their directors, officers, and employees, from and against the risk of third party legal liability for death, injury or damage to persons or property, direct or consequential, arising or alleged to arise out of, or in connection with, the performance of any or all of such construction work, whether the claims and demands made are just or unjust, unless same are caused by the negligence or willful act of the indemnified parties.

5.7                               Coordination of Construction. Tenant shall cooperate with the City of Albuquerque Aviation Department in the construction of the Improvements. Tenant agrees that all construction and installation of said Improvements at the Airport shall be accomplished without interfering with other users of the Airport.

Tenant shall be responsible for obtaining and paying for any temporary utilities needed during construction of the Improvements.

Tenant and its construction contractor and subcontractors shall at all times keep the construction sites and surrounding areas clean, orderly, safe free of accumulated construction debris and waste materials, and shall be solely responsible for removal of all construction debris and waste materials to a suitable licensed landfill away from the Airport.

5.8                               Certificate of Occupancy. Within ten (10) days after the completion of the construction of the Improvements, Tenant shall submit a copy of the City of Albuquerque Certificate of Occupancy to Director. Within ten (10) days after receipt of the Certificate of Occupancy, Director may schedule an inspection of the Improvements to be accompanied by Tenant for purposes of confirming compliance with the final plans and any subsequent modifications to the final plans.

5.9                               As-Built/Certified Drawings. Within sixty (60) days after receipt of a Certificate of Occupancy, Tenant shall furnish to City, one (1) set of original reproducible record drawings on reproducible mylar sheets (twenty-four (24) inches by thirty-six (36) inches) showing the “as-built” improvements, and one (1) set of first generation plain bond photo copy. Certified drawings shall be dated and stamped by the engineer or architect of record. A complete set of digital format Auto CAD 2000 or earlier version drawings, reflecting the same information as the certified drawings, shall be delivered at the same time. Delivery of the Auto CAD drawings shall be on CD (compact disc), along with necessary printing/plotting information to allow City to reproduce drawings as originally designed. If Tenant fails to provide said “as-built” drawings, City may hire a registered architect or registered engineer to provide the same and shall recover the cost of the said drawings, plus a fifty percent (50%) overhead administrative fee, from Tenant. Upon request of City, Tenant shall inspect the Improvements jointly with City to verify compliance with the “as-built” drawings.

5.10                        Improvements by Tenant to Remain Throughout Term. All of Tenant’s Improvements, pursuant to this Section 5 shall remain on the Premises throughout the term of this Lease, unless otherwise approved in writing by the Director.

5.11                        Ownership of Improvements. All Improvements existing or constructed on the Premises by Tenant, shall be owned by Tenant until expiration of the term or earlier termination of this Lease. Tenant shall not, however, remove any of the Improvements from the Premises, nor waste, destroy, demolish or alter, any of the Improvements on the Premises except as permitted by this Lease. All Improvements on the Premises at the expiration of the term, or the earlier termination of this Lease, shall, without compensation to Tenant, become the property of City, provided Tenant shall have the right to remove any and all trade fixtures, fixtures, or similar improvements on the Premises provided for in Section 13, but Tenant shall repair all damage to the Premises or Improvements caused by such removal. Except as otherwise expressly provided in this Lease, upon expiration of the term or the earlier termination of this Lease, the Improvements shall become the property of City free and clear of any and all rights to possession and all claims to or against them created by Tenant.

5.12                        Removal of Unapproved Improvements. Improvements made on the Premises without the Director’s written approval as required under this Section 5 or portions of the Improvements that are not constructed as indicated and specified on approved plans will be considered to be unapproved Improvements constructed in violation of the provisions of this Lease. Unapproved Improvements shall be removed by Tenant, at Tenant’s sole expense, within ninety (90) calendar days after Tenant’s receipt of written notice to do so from the Director.

5.13                        Future Improvements. Tenant shall make no alterations to the Premises, following completion of the construction of the Improvements, nor construct additional improvements upon the Premises without the prior written approval of Director, in accordance with the procedures set forth in this Section 5.

Section 6.              Maintenance of Premises. During the term of this Lease, it shall be Tenant’s obligation, without cost to City, to maintain the Premises. Tenant shall at all times keep the Premises neat, orderly, sanitary, and presentable. Tenant shall cause to be removed at Tenant’s own expense from the Premises all waste, garbage, and rubbish, collectively referred to herein as refuse, and agrees not to deposit same on any part of Airport. City shall be entitled to remove Tenant’s refuse from the Premises and charge

Tenant a reasonable fee if Tenant fails to remove such refuse within one (1) day after receiving written or verbal notice from City of improper disposal.

Tenant shall perform, at its sole expense, ordinary preventative maintenance and ordinary upkeep and repair of the Premises. In addition, Tenant shall maintain, repair and, when necessary, replace all personal property, trade fixtures, equipment, and other Tenant improvements placed or installed in the Premises by Tenant.

City shall maintain and repair the structural components of the Premises including the exterior roof, walls, hangar door, floors and dividing walls, except that, Tenant shall be responsible for repairing any damage to the Premises caused by Tenant’s activity.

Section 7.              Damage or Destruction of Premises. If, for any reason the Premises are damaged to such an extent that it is untenantable in whole or in substantial part, then:

7.1                               Minor Damage. If the repairs, rebuilding, or construction necessary to restore the Premises to its condition prior to the occurrence of the damage can, in the judgment of City, be completed within a reasonable period of time, City shall so notify Tenant, in writing, consult with Tenant, and shall proceed promptly with such repairs, rebuilding, or construction at City’s sole cost and expense, provided that Tenant shall be responsible for, and bear the cost of, replacing and rebuilding all Tenant improvements. In such event, Tenant shall receive a pro rata abatement of the rents due under Section 9 of this Lease, based only on the reduction of usable square feet in the Premises. If applicable, this abatement shall be allowed only for the period from the date of the occurrence of such damage to the date upon which repairs, rebuilding, or construction is completed. Thereafter, the rents and fees due under Section 9 shall be calculated without regard to the period such rent was reduced.

Notwithstanding the above provisions, if the damage is caused by the intentional or negligent act or omission of Tenant, its officers, agents, employees, contractors, subcontractors, licensees or invitees, Tenant shall be responsible for reimbursing City for the cost and expense incurred in such repair, rebuilding, or construction. In order to expedite such repair, rebuilding, or construction, Tenant shall apply all insurance proceeds paid on account of such damage or destruction under the policies of insurance required in Section 11 below. If the insurance proceeds are not sufficient to pay the entire cost of such repairs, rebuilding, or construction, Tenant shall pay the amount of any such deficiency and shall apply the same to the payment of the cost of the repairs, rebuilding, or construction. In the event the cause of the damage or destruction is by risk, which is or was uninsurable, then Tenant shall have the same responsibility to provide the funds necessary to pay the cost of the repairs, rebuilding, or construction. In the event of such minor damage, there shall be no abatement of the rents payable by Tenant to City under this Lease.

7.2                               Extensive Damage. If repairs, rebuilding, or construction would, in the judgment of City, require an extended period of time to complete, City, at its option, to be evidenced by notice in writing to Tenant, may:

7.2.1                     seek Tenant’s consent and cooperation, and proceed promptly with repairs, rebuilding, or construction at City’s sole cost and expense, in which event abatement of rents shall be allowed, as described in subsection 7.1 above, or

7.2.2                     terminate the letting of the Premises, in which event the rents and fees due under Section 9 of this Lease shall be eliminated beginning from the date of the occurrence of the damage. City shall not be deemed in default under this Lease in the event it elects to terminate the letting of the damaged or destroyed Premises.

7.2.3                     in the event the Premises are destroyed or so damaged and rendered untenantable as a result of the intentional or negligent act or omission of Tenant, its officers, agents, servants, employees, contractors, subcontractors, licensees, or invitees, City may repair, rebuild, or construct, and Tenant shall be responsible for reimbursing City for the costs and expenses incurred in such repair, rebuilding, or construction. In order to expedite such repair, rebuilding, or construction, Tenant shall apply all insurance proceeds paid on account of such damage or destruction under the policies of insurance required in Section 11 below. If the insurance proceeds are not sufficient to pay the entire cost of such repairs, rebuilding, or construction, Tenant shall pay the amount of any such deficiency and shall apply the same to the payment of the cost of the repalrs, rebuilding, or construction. In the event the cause of the damage or destruction is by risk, which is or was uninsurable, then Tenant shall have the same responsibility to provide the funds necessary to pay the cost of the repairs, rebuilding, or construction. In the event of such extensive damage, there shall be no abatement of the rents payable by Tenant to City under this Lease.

7.3                               Alternative Space. In the event the repairs, rebuilding, or construction is required pursuant to subsections 7.1 and 7.2 above, City shall use reasonable efforts to provide Tenant with alternative space, if necessary, during any repairs, rebuilding, or construction of the Premises. City shall advise Tenant as soon as may be practicable regarding City’s intention with respect to any necessary repairs, rebuilding, or construction.

In the event City provides alternative space to Tenant, City shall be responsible for those costs directly associated with moving Tenant to the temporary space and back to restored space, except in the event that such repair, rebuilding, or construction is required as a result of the intentional or negligent act or omission of Tenant, its officers, agents, employees, contractors, subcontractors, licensees, or invitees, in which case Tenant shall bear the entire cost of moving. Should smaller square footage space be provided by City to Tenant, the rents and fees due under Section 9 below shall be reduced pro rata to the reduction of square footage of the alternative space. All reductions of rents shall be allowed only for the period from the date of the occurrence of such damage to the date repairs and rebuilding are completed. Thereafter, the rents and fees due under Section 9 shall be calculated without regard to the period such rent was reduced.

7.4                               Limits of City’s Obligations Defined. In the application of the provisions of subsection 7.1 and 7.2 above, City shall not be obligated to repair, rebuild, or construct the Premises to an extent greater than its original obligation to provide facilities and service to the Premises as set forth in this Lease.

Section 8.                                          Term. The term of this Lease (“Term”) shall begin on the date of completion of the Premises (“Effective Date”) and terminate six (6) months from the Effective Date, unless earlier terminated pursuant to any provisions of this Lease. Following the expiration of the Term, Tenant shall have the option to extend the Term for an additional period of six (6) months, or portion thereof, provided that Tenant is not in default of any of the provisions of this Lease.

Holding over by Tenant after the expiration of the Term, whether with or without the consent of City, shall not operate to extend or renew this Lease. Any such holding over shall be construed as a month-to-month lease on the same terms and conditions of this Lease then in effect; provided, however, that the monthly rent during such tenancy shall be equal to one hundred fifty percent (150%) of the monthly rent paid by Tenant during the preceding month.

Section 9.                                          Rents and Fees.

9.1                               Rents. Tenant agrees to pay City, in advance without invoice, on the first day of each calendar month, for the use of the Premises and for the rights granted pursuant to this Lease, Three Thousand Seven Hundred Fifty and 00/100 Dollars ($3,750.00) per month, Forty-five Thousand and 00/100 Dollars ($45,000.00) per year. Said rents are based on Three and 00/100 Dollars ($3.00) per square foot per year for fifteen thousand (15,000) square feet of aircraft hangar space. City reserves the right to adjust the rent annually effective July 1 of each year in an amount equal to three percent (3%) of the previous year’s annual rent amount.

If the Effective Date, expiration date, or earlier termination of this Lease occurs on a date other than the first or last day of a calendar month, rents shall be prorated according to the number of days in that month during which the Premises and rights were enjoyed.

9.2                                 Other Airport Fees. Tenant’s obligation to pay Other Airport Fees shall commence on the Effective Date of this Lease and shall be due and payable by Tenant monthly for the preceding month no later than the fifteenth (15th) day of each month, unless otherwise specifically provided for in this Lease. Other Airport Fees are outlined in Exhibit C, attached hereto and incorporated herein.

9.3                               Rents and Fees Prorated. If the expiration date or earlier termination of this Lease occurs on a date other than the first or last day of a calendar month, Rents and Fees shall be prorated according to the number of days in that month during which the Premises and rights were enjoyed.

9.4                               Place of Payment. Tenant shall deliver payments of rents and fees to the office of the Director or at such other place as may be designated by City from time to time. Payment shall be made to the order of the “City of Albuquerque”.

9.5                               Late Payment Fees. If rents and fees required by this Lease are not received by City on or before the date specified in this Lease, Tenant shall pay an interest charge to City of one and one-half percent (1 1/2%) per month (eighteen (18%) annually) for each month or partial month that any payment due is not paid. In addition, Tenant shall pay an administrative fee to City of Fifty and 00/100 Dollars ($50.00) if City sends Tenant a late payment notice.

Section 10.                                   Security Deposit. Prior to the Effective Date, Tenant shall deposit at the office of Director an Irrevocable Letter of Credit (“LOC”) issued exclusively to City, or a Performance Bond (“Bond”) in a form substantially the same as Exhibit D, attached hereto and incorporated herein, in the amount of Eleven Thousand Two Hundred Fifty and 00/100 ($11,250.00), which amount is based on rent for three (3) months. The LOC or Bond will be held by City as security for the full and faithful performance of all the terms, covenants and conditions to be performed by Tenant under this Lease. The LOC shall be made to the order of the City of Albuquerque. The Bond shall be made payable on demand to the City of Albuquerque. The amount of the security deposit may increase in the event that the rent payable pursuant to this Lease increases, provided however that there will be no decrease in the security deposit.

The LOC or Bond shall expressly permit partial payment and shall be issued exclusively to City of Albuquerque. LOCs or Bonds shall allow presentment of claims under the LOC or Bond by City by mail and shall not restrict such presentment to in-person appearances at a particular place. If a Bond is provided, such Bond shall be issued with City of Albuquerque as obligee by a surety licensed to conduct business in the State of New Mexico and which has sufficient bonding capacity for the amount of the Bond and is named in the current list of “Companies Holding Certificates of Authority as Acceptable Sureties on Federal Bonds and as Acceptable Reinsuring Companies” as published in the Federal Register by the U.S. Treasury Department or its successor agency.

Document(s) evidencing the security deposit shall provide that it remain in full force and effect for a period of sixty (60) days following termination or cancellation of this Lease, and shall allow City to make a partial draw on such security deposit. In the event of a partial draw, Tenant shall immediately reinstate the security deposit to the full amount required herein. Documents establishing the continuation or replacement of the LOC or Bond shall be received by the Aviation Department no less than thirty (30) days prior to the expiration of the existing LOC or Bond. If payments required by Tenant under the terms of this Lease are not made in accordance with the payment provisions set forth in Section 9 above, City shall have the right to forfeit, take, and use as much of such security deposit as may be necessary to make such payment in full and to exercise any other legal remedies to which it may be entitled. In the event Tenant fails to maintain insurance pursuant to Section 11 below, City shall be entitled to obtain such insurance, and City shall have the right to forfeit, take and use as much of such security deposit as may be necessary to make payment for such insurance coverage in full and to exercise any other legal remedies to which it may be entitled. The LOC or Bond shall be released by City within sixty (60) days following expiration or termination of this Lease, provided Tenant has fully performed.

City shall have the option of accepting cash security deposits. City shall not be required to place cash security deposits in interest-bearing accounts; however, should City elect to do so, City shall be entitled to all interest earned from such account as compensation for handling such account. City shall not be required to keep cash security deposits in separate accounts.

Section 11. Insurance.

11.1                        General Requirements. Tenant shall, procure and maintain in full force and effect during the Term, the insurance required in this Lease. Policies of insurance shall be written by companies authorized to write such insurance in New Mexico, and policies of insurance shall be on forms properly filed and approved by the Superintendent of Insurance, State of New Mexico. When requested by City, Tenant shall provide to City copies of any or all policies of insurance for the insurance coverage required in this Section. Policies of insurance shall be procured for all insurance required herein and coverage limits of such policies of insurance shall not be reduced or replaced in part or in whole by self-insurance, including self-insurance retention amounts.

Tenant shall not violate the terms or conditions of insurance policies required to be furnished by Tenant. Tenant shall promptly notify City of any claim of loss exceeding the amount of the deductible under such insurance policies, and certify that proper notice has been given the appropriate insurance carrier.

Tenant shall furnish City with certificates of insurance by sending the certificates to the Director of Aviation, Albuquerque International Sunport, P.O. Box 9948, Albuquerque, New Mexico 87119. All insurance certificates shall provide that thirty (30) days written notice be given to the Director of Aviation before a policy is canceled, materially changed, or not renewed. The form of certificates of insurance shall be substantially the same as Exhibit E attached hereto. Documents establishing the continuation or replacement of insurance shall be received by the Aviation Department no less than thirty (30) days prior to the continuation or replacement of the insurance coverage.

11.2                        Approval of Insurance. Although this Lease may have been fully executed by all parties, Tenant shall not occupy the Premises pursuant to this Lease until the required insurance has been obtained and proper certificates of insurance delivered to the Director of Aviation. Neither approval nor failure to disapprove insurance certificates of insurance by City shall relieve Tenant of full responsibility to maintain the required insurance in full force and effect.

11.3                        Comprehensive General Liability Including Automobile Liability. Tenant shall procure and maintain policies of insurance for comprehensive general liability as well as automobile liability for all vehicles used in or about the Premises, as further described below. All such policies of insurance shall have liability limits in amounts not less than One Million and 00/100 Dollars ($1,000,000.00) single limit liability for bodily injury, including death, and property damage in any one occurrence. The insurance policies shall include coverage for one hundred percent (100%) of the replacement value of the Premises and Tenant’s contractual liability to City hereunder. Contractual liability coverage shall specifically insure the Indemnification provision of this Lease. The insurance policies shall contain “products” and “completed operations” coverage (if applicable) and shall not be written on a “claims made” form. The insurance policies shall include coverage for all use of, activities on, or operations with respect to the Airport, coverage for the use of all owned, non-owned, hired automobiles, vehicles, and other equipment, both on and off work. City reserves the right to review and modify the limits stated above at one (1) year intervals to give effect to the changing risk management environment and inflationary trends.

* Should Tenant require access to the Air Operations Area (“AOA”) of the Airport, the limit of liability would increase to Five Million and 00/100 Dollars ($5,000,000.00).

11.4                        Aircraft Liability. Tenant shall at all times maintain in full force and effect, a policy or policies of aircraft liability insurance covering bodily injury and properly damage arising from operation of the Aircraft or any Substitute Aircraft and Tenant’s activities on or about the Premises. Policies shall be in amounts not less than a combined single limit of One Million and 00/100 Dollars ($1,000,000.00) for injury to or death of one or more persons (including occupants) and not less than One Million and 00/100 Dollars ($1,000,000.00) for damage to property.

11.5                        Hangarkeeper’s Liability Insurance. Tenant shall be solely responsible for obtaining hangarkeeper’s liability insurance in the amount of at least Two Million and 00/100 Dollars ($2,000,000.00) per occurrence.

11.6                        Increased Limits. If, during the term of this Lease, the legislature of the State of New Mexico increases the maximum limits of liability under the Tort Claims Act

(Sections 41-4-1 through 41-4-27, NMSA 1978) to an amount greater than that required for comprehensive general liability including automobile above, City shall be entitled to require Tenant to increase the limits of any insurance required herein to an amount equal to such increased Tort Claim Act maximum limits of liability.

11.7                        Additional Insured. City of Albuquerque shall be named as an additional insured on each insurance policy required above.

11.8                        Workers’ Compensation Insurance. Tenant shall comply with the provisions of the New Mexico Workers’ Compensation Act, the Subsequent Injury Act, and the New Mexico Occupational Disease Disablement Law. Tenant shall procure and maintain during the Term of this Lease complete Workers’ and Employer’s Liability Insurance in accordance with New Mexico laws and regulations. Such insurance shall include coverage permitted under Section 52-1-10, NMSA 1978, for safety devices. In addition, Tenant shall procure and maintain Employer’s Liability Coverage in an amount not less than One Million and 00/100 Dollars ($1,000,000.00) per occurrence.

With respect to Workers’ Compensation Insurance, if Tenant elects to be self-insured, Tenant shall comply with the applicable requirements of law. If any portion of the work is to be sublet, Tenant shall require the subtenants similarly to provide such coverage (or qualify as a self-insured) for all the letter’s employees to be engaged in such work. Tenant hereby covenants and agrees that City, its officers, or employees will not be liable or responsible for any claims or actions occasioned by Tenant’s failure to comply with the provisions of this subparagraph and that the Indemnification provision of this Lease shall apply to this paragraph. It is expressly agreed that the employees of Tenant are not City employees for any purpose.

11.9                        Property Insurance. Tenant shall be solely responsible for obtaining insurance policies that provide coverage for losses of Tenant-owned property.

11.10                 Failure to Maintain Insurance. In the event Tenant shall at any time fail to have in effect the insurance required under the provisions of this Lease, City shall be entitled to terminate this Lease in accordance with Section 12 below.

11.11                 Additional Requirements. Insofar as the above-described insurance provides protection against liability for damages to third parties for personal injury, death, and property damage, City shall be included as an additional insured; provided such liability insurance coverage shall also extend to damage, destruction and injury to City-owned or City-leased property and City personnel, and caused by or resulting from work, acts, operations or omissions of Tenant, its officers, agents, employees and independent contractors. City shall have no liability for any premiums charged for such coverage, and inclusion of City as an additional insured is not intended to and shall not make City a partner or joint venturer with Tenant in its operations at the Airport.

Section 12. Termination of Lease.

12.1                        Termination by City: 15-Day Cure Period. This Section shall govern Tenant’s failure to comply with the following provisions (hereafter, “Events of Default”):

12.1.1              pay rents and fees pursuant to Section 9 above;

12.1.2              provide and maintain a security deposit pursuant to Section 10 above;

12.1.3              provide and maintain insurance pursuant to Section 11 above.

In the event Tenant fails to comply with any or all of the aforementioned Sections for a period of fifteen (15) days after receipt by Tenant of City’s written notice of an Event of Default, City shall be entitled to terminate this Lease, provided that no notice of termination shall be effective if Tenant has fully cured all Events of Default identified in the fifteen (15) day notice prior to Tenant’s receipt of the notice of termination. Termination of this Lease will take effect immediately upon Tenant’s receipt of notice of termination unless stated otherwise in the notice of termination.

12.2                        Other Termination by City.   Except for Events of Default, which are addressed in subsection 12.1 above, City shall be entitled to terminate this Lease in the event of default by Tenant in the performance of any covenant or agreement herein required to be performed by Tenant, including but not limited to: 1) transfer or attempted transfer of Tenant’s interest in this Lease, 2) vacating or abandoning the Premises by Tenant, for a period of thirty (30) consecutive days, 3) divestiture of Tenant’s estate herein by other operation of law, 4) use of the Premises for any purpose other than set forth in this Lease,  and the failure of Tenant to remedy such default for a period of fifteen (15) days after receipt of City’s written notice to remedy the same; provided, however that no notice of termination, as above provided, shall be of any force or effect if Tenant has remedied the default prior to Tenant’s receipt of City’s notice of termination. Termination shall take effect immediately upon Tenant’s receipt of the notice of termination unless stated otherwise in the notice of termination.

12.3                        Termination by Either Party Without Cause.   Either party shall be entitled to terminate this Lease by providing the other party with thirty (30) days advance written notice of termination, specifying the date of surrender of use rights by Tenant. In the event of termination by either party, Tenant shall not be relieved of liability to City for any rents and fees due to City as of the effective date of the termination.

12.4                        City’s Non-Waiver. City’s performance of all or any part of this Lease for or during any period or periods after a default of any of the terms, covenants, and conditions herein contained to be performed, kept and observed by Tenant, shall not be deemed a waiver of any rights on the part of City to terminate this Lease for failure by Tenant to perform, keep or observe any of the terms, covenants or conditions hereof to be performed, kept and observed by Tenant and shall not be construed to be or act as a waiver by City of any subsequent default of any of the terms, covenants, and conditions herein contained to be performed, kept, and observed by Tenant.

Section 13. Surrender of Premises. Tenant covenants and agrees that on expiration of the Term, or earlier termination as provided in this Lease, Tenant will peaceably surrender possession of the Premises in good condition, reasonable wear and tear, acts of God, fire, and other casualties excepted, and City shall have the right to take possession of the Premises. City shall not be required to give notice to quit possession at the expiration date of Term.

13.1                        Removal of Personal Property. Upon expiration of the Term or earlier termination of this Lease, Tenant shall, immediately, remove any and all non-permanent equipment, trade fixtures, materials, supplies, and other personal property on or about the Premises, subject to any valid lien that City may have thereon for unpaid rents and fees, provided, however, that City shall have the right to occupy and use the Premises immediately upon the expiration of the Term.   Following the removal of the personal property, Tenant shall be required to return the Premises to the same or comparable condition as existed on the Effective Date of this Lease, reasonable wear and tear excepted.

13.2                        Ownership of Property Not Removed.   In the event Tenant fails to remove its personal property, City shall have the options of; a) removing Tenant’s personal property at Tenant’s expense but only in the event Tenant takes possession of such personal property immediately upon such removal; or b) taking title to Tenant’s personal property in lieu of Tenant’s removal.

In the event City takes title to such personal property, City shall be entitled to all proceeds of sale of such Tenant personal property as liquidated damages for the breach of Tenant’s covenant to remove.

Section 14. Signs. Tenant agrees to obtain written approval by Director of all signs prior to installation of any signs.

Section 15. Access. Subject to applicable City, state and federal rules and regulations, Tenant shad have for itself and its officers, agents, employees and invitees reasonable rights of access to and from the Premises.

Section 16. Quiet Enjoyment. Upon payment of rents and fees, and performance of the covenants and agreements by Tenant, and subject to the terms and conditions of this

Lease, Tenant shall peaceably have and enjoy the Premises and all of the rights, privileges and appurtenances granted herein.

Section 17. City’s Right to Enter. City, by its authorized officers, employees, agents, contractors, subcontractors, and other representatives, shall have the right, but not the obligation, at such times as may be reasonable under the circumstances and with as little interruption of Tenant’s operations as possible, to enter upon the Premises, accompanied by an authorized Tenant representative, if practicable, to inspect such space to determine whether Tenant is in compliance with the terms and conditions of this Lease, including inspection for safety, fire protection, or security purposes.

Tenant further agrees to make any and all corrections of violations observed by City as a result of this inspection within ten (10) calendar days following notice of violation by City.

Section 18. General Conditions.

18.1                        Rules and Regulations. During the Term, Tenant shall observe and obey all Rules and Regulations promulgated from time to time by City governing conduct on and operations at the Airport.   Tenant shall not violate, nor knowingly permit its officers, employees, agents, or invitees to violate any such Rules and Regulations.

18.2                        Hazardous Materials.

18.2.1              Tenant’s Compliance with Environmental Laws. Tenant shall at all times in all respects comply with all environmental laws, and any amendments thereto affecting Tenant’s activities on the Airport, including, but not limited to, all federal, state and local laws, ordinances and regulations relating to Hazardous Materials as defined in subsection 18.2.2.

18.2.2              Indemnification by Tenant.   Tenant shall not cause or permit any Hazardous Material, as defined below in this Lease, to be brought upon, kept or used in or about the Premises by Tenant, its officers, employees, agents, or invitees without the prior written consent of City.

As used herein the term “Hazardous Material” means any hazardous or toxic substance, material or waste which is or becomes regulated by any local governmental authority, the State of New Mexico or the United States government. The term “Hazardous Material” includes, without limitation, any material or substance which is 1) defined as a “Hazardous Waste,” under Section 74-4-3 of the New Mexico Statutes (NMSA1978), 2) designated as a “Hazardous Substance” pursuant to Section 311 of the Federal Water Pollution Control Act (33 USC Section 1317), 3) defined as a “Hazardous Waste” pursuant to Section 1004 of the Federal Resource Conservation and Recovery Act, 42 USC Section 6901 et seq. (42 USC Section 6903) or 4) defined as a “Hazardous Substance” pursuant to Section 101 of the

Comprehensive Environmental Response, Compensation and Liability Act, 42 USC Section 9601 et seq. (42 USC Section 9601).

City shall not unreasonably withhold or delay consent of Tenant’s use of such Hazardous Material if Tenant can demonstrate to City’s reasonable satisfaction that such Hazardous Material is necessary or useful to Tenant’s activities, and will be used, kept and stored in a manner that complies with all laws regulating any such Hazardous Material so brought upon, used or kept in or about the Premises.

If Tenant breaches the obligations stated in the preceding paragraph, or if the presence or release of Hazardous Material on or about the Premises caused or permitted by Tenant results in contamination of the Premises, or if contamination of the Premises by Hazardous Material otherwise occurs for which Tenant is legally liable to City for damages resulting from such contamination, then Tenant shall indemnify, defend and hold City harmless from any claims, judgments, damages, penalties, fines, costs, liabilities or losses (including but not limited to, diminution in value of the Premises and sums paid in settlement of claims, reasonable attorney’s fees, consultant fees and expert fees) which arise during or after the Term as a result of such contamination. This indemnification of City by Tenant includes, but is not limited to, costs incurred in connection with any investigation of site conditions or any clean-up, remediation, removal or restoration work required by any federal, state or local governmental agency or political subdivision because of Hazardous Material present in the air, soil, ground water on or under the Premises. Without limiting the foregoing, if the presence of any Hazardous Material on or about the Premises caused or permitted by Tenant results in any contamination of the Premises, Tenant shall promptly take all corrective actions at its sole expense as are necessary to clean up the Premises to the extent required by a governmental agency having jurisdiction. Tenant shall, in consultation with City, determine the schedule, technique, method, and design of the corrective action, subject to governmental agency requirements and approval; and Tenant may contest and appeal any governmental agency decision or directive.

Tenant shall not be liable to City for any environmental, investigatory, monitoring, or cleanup costs except as ordered by a federal, state, or local agency of competent jurisdiction. In the event such an order is issued, City shall immediately notify Tenant and provide it the opportunity to negotiate with the acting government authority and enter the Premises to conduct investigatory, monitoring, or cleanup work. In the event Tenant is responsible for any remediation or cleanup work on or about the Premises after termination of the Term, Tenant shall have the right to enter the Premises for performance of such obligation.

The indemnification required by this subsection 18.2 shall not apply to any Hazardous Material existing on, under or about the Premises prior to occupancy by Tenant. However, the parties recognize that there has been no environmental assessment establishing the presence or absence of any Hazardous Material on, under or about the Premises as of the

Effective Date of this Lease. Even so, the parties agree that, as of the Effective Date of this Lease, they are not aware of the existence of any Hazardous Material on, under or about the Premises.

18.2.3              Notices. Tenant shall immediately notify City in writing of any enforcement, cleanup, removal or other governmental or regulatory action instituted, completed, or threatened pursuant to any Hazardous Materials laws. Tenant shall also supply to City as promptly as possible, and in any event within five (5) business days after receipt, copies of all reports, complaints, notices, or warnings or asserted violations relating in any way to the Premises or Tenant’s use thereof. City and Tenant each shall promptly provide the other with a copy of 1) any claim or demand for corrective action that any Environmental Agency issues and 2) any other claim giving rise to either party’s indemnification obligations under subsection 18.2.2 or subsection 18.2.4.

18.2.4              City’s Right of Entry.  During the Term, Director, or those authorized by Director, shall have the right of entry to test and determine the extent of any contamination of the Premises.  Request for entry for this purpose shall be provided in writing to Tenant with advance notice, at reasonable times, and shall not unreasonably interfere with Tenant’s use of the Premises.

18.2.5              National Pollutant Discharge Elimination System. Tenant shall comply with all federal and state regulations governing the National Pollutant Discharge Elimination System (NPDES) and applicable sections of Airport’s Storm Water Pollution Prevention Plan, including all future amendments of said regulations and procedures as may be adopted by federal, state or local agencies.

18.3                        Indemnification Agreement. Tenant covenants that it and all of its officers, agents, and invitees will use due care and diligence in all of its or their activities at the Airport. Tenant agrees to and recognizes the broad nature of this indemnification provision pursuant to subsection 18.2.2 and 18.3.1 (hereafter the “Indemnification Agreement”) and voluntarily makes this covenant and expressly acknowledges the receipt of adequate consideration by City in support of this Indemnification Agreement.

18.3.1              General Indemnification. Tenant agrees to defend, indemnify and hold harmless City, its officers and employees from and against all suits, actions, claims, demands, penalties, fines, liabilities, settlements, damages, costs and expenses (including but not limited to consultants’ fees, reasonable fees of attorneys, court costs and litigation expenses) of whatever kind or nature, known or unknown, contingent or otherwise, brought against City because of any injury, including death at any time resulting from bodily injury, damages for care and loss of services, or damage received or sustained by any person, persons or property arising out of or resulting from any negligent act, error, or omission of Tenant, its officers, agents, or invitees arising out of the activities of Tenant or Tenant’s performance, purported performance, or non-performance of this Lease or Tenant’s activities at the Premises and Airport.

18.3.2              Scope of Indemnification.   With respect to any claims, actions, suits, damages or judgments caused by or resulting from acts, omissions or activities of Tenant, its officers, agents, or invitees, Tenant shall

18.3.2.1                   investigate or cause the investigation of accidents involving such injuries;

18.3.2.2                   negotiate or cause to be negotiated settlement of all claims made as may be deemed expedient by Tenant, and defend, or cause to be defended, suits for damages, even if groundless, false or fraudulent, brought on account of such injuries or damages against City;

18.3.2.3                   pay and satisfy judgments finally establishing the liability of City in all actions defended by Tenant pursuant to this subsection 18.3.2.3; and

18.3.2.4                   pay, or cause to be paid: a) all costs taxed against City in any legal proceeding defended or caused to be defended by Tenant as aforesaid; b) any interest accruing up to the date of payment by Tenant; c) all premiums charged upon appeal bonds required in such proceedings; and d) all expenses incurred by City for investigation, negotiation, and defense, including but not limited to expert witnesses’ and attorneys’ fees incurred, should Tenant fail to provide the defense and indemnification required herein.

18.3.3              Miscellaneous.   City shall, promptly upon receipt of a notice of claim, deliver to Tenant every demand, notice, summons, or other process received in any claim or legal proceeding contemplated therein.  In the event City fails to give Tenant notice of any such demand, notice, summons, or other process received by City and such failure to give notice results in prejudice to Tenant in the defense of any action or legal proceeding contemplated herein, such failure or delay shall release Tenant of its liability as set forth in this paragraph insofar as only the particular claim or legal proceeding is concerned, and only to the extent of such prejudice. Nothing in this subsection shall be deemed a change or modification in any manner whatsoever of the method or condition of preserving, asserting, or enforcing any claim or legal liability against City. This subsection shall not be construed as a waiver of City’s immunity. The provisions of this subsection shall not be construed to prohibit Tenant from seeking contribution or indemnity from any third party that may have caused or contributed to the event for which Tenant indemnified City.

18.3.4              Term of Indemnification.   Tenant’s obligations and liabilities under this subsection 18.3 shall survive the termination or expiration of this Lease.

18.4                        Applicable Law.   This Lease shall be governed by and construed and enforced in accordance with the laws of the State of New Mexico, and the laws, rules and regulations of the City of Albuquerque.

18.5                        Non-liability of Agents and Employees.  City shall not in any event be liable for any acts or omissions of Tenant, Its officers, agents, or invitees, or for any condition resulting from the activities of Tenant, Tenant’s officers, employees, agents, or invitees either to Tenant or to any other person.

18.6                        No Partnership or Agency.  Nothing contained in this Lease is intended or shall be construed in any respect to create or establish any relationship other than that of owner and Tenant, and nothing herein shall be construed to establish any partnership, joint venture or association between or among City and Tenant, or any agency by or in favor of the other, or to make Tenant the general representative or agent of City for any purpose whatsoever.

18.7                        Forum Selection. Any cause of action, claim, suit, demand, or other case or controversy arising from or related to this Lease shall only be brought in the New Mexico Second Judicial District Court located in Bernalillo County, New Mexico or in the United States District Court located in Albuquerque, New Mexico. The parties irrevocably admit themselves to, and consent to, the jurisdiction of either or both of said courts.   The provisions of this subsection shall survive the termination or expiration of this Lease.

18.8                        Compliance with Law.  Tenant shall comply with all applicable laws, ordinances, rules, regulations and procedures of Federal, State, and local governments related to this Lease and Tenant’s use of the Premises and the Airport, including, but not limited to Aviation Department rules.

18.9                        Contract Interpretation.

18.9.1              Severability.   In the event any covenant, condition or provision herein is held to be invalid, illegal, or unenforceable by any court of competent jurisdiction, such covenant, condition or provision shall be deemed amended to conform to applicable laws so as to be valid or enforceable or, if it cannot be so amended without materially altering the intention of the parties, it shall be stricken.  If stricken, all other covenants, conditions and provisions of this Lease shall remain in full force and effect provided that the striking of such covenants, conditions or provisions does not materially prejudice either City or Tenant in its respective rights and obligations contained in the valid covenants, conditions or provisions of this Lease.

18.9.2              Waiver.   No provision of this Lease shall be deemed to have been waived by either party unless such waiver is in writing, signed by the party making the waiver and addressed to the other party, nor shall any custom or practice which may evolve between the parties in the administration of the terms of this Lease be construed to waive or lessen the right of either party to insist upon the performance of the other party in strict accordance with the terms of this Lease. Further, the waiver by any party of a breach by the other party or any term, covenant, or condition hereof shall not operate as a waiver of any subsequent breach of the same or any other term, covenant, or condition thereof.

18.9.3              Gender, Singular/Plural.   Words of any gender used in this Lease shall be held and construed to include any other gender, and words in the singular number shall be held to include the plural, unless the context otherwise requires.

18.9.4              Captions and Section Headings.   The captions, section headings, and table of contents contained in this Lease are for convenience of reference only, and in no way limit, define, or enlarge the terms, scope, and conditions of this Lease.

18.9.5              Entire Agreement.   This Lease represents the entire contract between the parties and, except as otherwise provided herein, may not be amended, changed, modified, or altered without the written consent of the parties hereto. This Lease incorporates all of the conditions, agreements, and understandings between the parties concerning the subject matter of this Lease, and all such conditions, understandings and agreements have been merged into this Lease.    No prior condition, agreement, or understanding, verbal or otherwise, of the parties or their agents shall be valid or enforceable unless embodied in this Lease.

18.9.6              Relationship of Contract Documents.   All documents attached to this Lease or incorporated into this Lease are complementary, and any requirement of one contract document shall be as binding as if required by all.

18.9.7              Exhibits, Certificates, Documents Incorporated, and Attachments.   All certificates, documents, exhibits, attachments, riders, and addenda referred to in this Lease, including but not limited to the attached exhibits, are hereby incorporated into this Lease by reference and made a part hereof as though set forth in full in this Lease to the extent they are consistent with its conditions and terms.

18.9.8              Applicable Law.   This Lease shall be governed by and construed and enforced in accordance with the laws of the State of New Mexico, and the ordinances, laws, rules and regulations of the City of Albuquerque.

18.9.9              Successors.   All covenants, stipulations and agreements in this Lease shall extend to and bind the legal representatives, successors, and assigns of the respective parties hereto.

18.9.10       Governmental Rights and Powers.   Nothing in this Lease shall be construed or interpreted as limiting, relinquishing or waiving any rights of ownership enjoyed by City in the Airport; except as specifically provided in this Lease; or impairing, exercising or defining governmental rights and the police powers of City.

18.9.11       Cross References.  References in the text of this Lease to articles, sections or exhibits pertain to articles, sections or exhibits of this Lease unless otherwise specified.

18.9.12       Relation to Other Tenants.   This Lease is separate and distinct from, and shall be construed separately from any other agreement between City and any other Tenant at the Airport.   The fact that such other agreement contains provisions, which differ from those contained in this Lease shall have no bearing on the construction of this Lease.

18.9.13       Time is of the Essence.   Time is of the essence in the performance of this Lease.

18.10               Subordination.

18.10.1       Subordination to Agreements with the U.S. Government.   This Lease is subject and subordinate to the provisions of any agreements heretofore or hereafter made between City and the United States, relative to the operation or maintenance of the Airport, the execution of which has been required as a condition precedent to the transfer of federal rights or property to City for Airport purposes, or to the expenditure of federal funds for the improvement or development of the Airport, including the expenditure of federal funds for the development of the Airport in accordance with the provisions of the Federal Aviation Act of 1958, as amended, or in accordance with successive airport development acts. City covenants that it has no existing agreements with the United States in conflict with the express provisions hereof.

18.10.2       Other Subordination.   The Premises and Airport are, and this Lease is, subject to and subordinate to the terms of all deeds from the United States of America to City, including but not limited to that certain deed from the United States of America to City dated December 15, 1962, and filed for record on December 19,1962, in Volume 672 of Records, Folio 469, with the records of the County Clerk of the County of Bernalillo, New Mexico, wherein City agreed to hold title to certain property upon certain terms and which also provides that the United States may regain title should City not cure any default within sixty (60) days of notice thereof.

18.10.3       Airport Revenue Bond Ordinances.   This Lease is subject to and subordinate to any and all City Ordinances pertaining to Airport Revenue Bonds.

18.11      Discrimination Prohibited.

18.11.1       General.   In the use and occupation of the Premises by Tenant, Tenant shall not discriminate against any person or class of persons by reason of race, color, religion, sex, national origin or ancestry, age, or physical or mental handicap in violation of any federal, state or local law.

18.11.2       Civil/Human Rights Laws. In the operation and use of the Premises, Tenant shall not on the grounds of race, color, religion, sex, national origin or ancestry, age, or physical or mental handicap, discriminate or permit discrimination against any person or group of persons in any manner prohibited by Title 49 CFR Parts 21, 23 and 26, the Civil Rights Act of 1964, as amended, the Equal Pay Act of 1963, the Rehabilitation Act of 1973, the New Mexico Human Rights Act, and the Albuquerque Human Rights Ordinance. Tenant agrees to take affirmative action to ensure that applicants are employed, and that employees are treated during employment without regard to their race, color, religion, sex, national origin or ancestry, age, or physical or mental handicap. Such action shall include, but not be limited to: employment, upgrading, demotion, or transfer; recruitment or recruitment advertising; layoff or termination; rates of pay or other forms of compensation; selection for training; and disciplinary actions and grievances. Tenant agrees to post in conspicuous places available to employees, and applicants for employment, notice to be provided setting forth the provisions of this non-discrimination clause.

18.11.3       Covenants of Tenant. Tenant, for itself, its successors in interest, and assigns, as a part of the consideration of this Lease, does hereby covenant and agree that: a) no person on the grounds of race, color, religion, sex, national origin or ancestry, age, or physical or mental handicap shall be excluded from participation in, denied the benefits of, or otherwise be subjected to discrimination in the use of said Lease Property, b) that in the construction of any improvements on, over, or under such land and the furnishing of services thereon, no person on the grounds of race, color, religion, sex, national origin or ancestry, age, or physical or mental handicap shall be excluded from participation in, denied the benefits of, or otherwise be subjected to discrimination, c) that Tenant shall use the Premises in compliance with all other requirements imposed by, or pursuant to, the New Mexico Human Rights Act, the Albuquerque Human Rights Ordinance, and 49 CFR Parts 21, 23 and 26, and as said regulations may be amended; and Tenant assures that it will undertake an affirmative action program as required by 14 CFR Part 152 Subpart E, Nondiscrimination Airport in Aid Program, to ensure that no person shall on the grounds of race, color, religion, national origin or ancestry, sex, age, or physical or mental handicap be excluded from participating in any employment activities covered in 14 CFR Part 152 Subpart E, or such employment activities covered in the New Mexico Human Rights Act, or the Albuquerque Human Rights Ordinance. Tenant assures that no person shall be excluded on these grounds from participating in or receiving the services or benefits of any program or activity covered by this subpart. Tenant assures that it will require that any covered sub-organization similarly will undertake affirmative action programs and that the sub-organization will require assurance from the sub-organization, as required by 14 CFR Part 152 Subpart E, to the same effect.

18.12                 No Exclusive Rights. Nothing herein contained shall be deemed to grant to Tenant any exclusive right or privilege within the meaning of FAA Advisory Circular 150/5190-5 for the conduct of any activity on the Airport.

18.13                 Construction Inconvenience.  Tenant agrees that from time to time during the Term, City shall have the right to initiate and carry forward programs of construction, reconstruction, expansion, relocation, maintenance, and repair of the various buildings, infrastructure and facilities on the Airport (“Construction”), including but not limited to terminal facilities, roadways, parking areas for aircraft and ground vehicles, runways, and taxiway areas.   Tenant agrees that it shall not hold City (including its officers, agents, employees and representatives) liable for damages of any nature whatsoever to Tenant due to Construction. In the event construction results in a total denial of access to the Premises by Tenant, Tenant shall be entitled to an abatement of the rents during the time access is denied. The amount of abatement for each calendar day shall be the pro rata share of rent for one day to the monthly minimum rent.

18.14                 Financial Responsibility. Tenant shall not permit any mortgage, judgment, execution or mechanic’s or materialman’s or any other lien to become attached to or be foreclosed upon the Premises or Airport real property by reasons of work, labor performed or materiaIs or equipment furnished to Tenant.

18.15                 Ethics.

18.15.1       Conflict of Interest. Upon execution of this Lease, or within five (5) days after the acquisition of any interest described in this Section 18 during the Term, Tenant shall disclose in writing to City whether any City Councilor, Albuquerque Airport Advisory Board member, officer or employee of City has or hereafter acquires any direct, indirect, legal, or beneficial interest in Tenant or in any contract, lease, or agreement between City and Tenant, or in any franchise, concession, right, or privilege of any nature granted by City to Tenant in this Lease or otherwise.

18.15.2       Fair Dealing. Tenant covenants and warrants that the only entity interested in this Lease is named in this Lease and that no other person or firm has any interest in this Lease, and this Lease is entered into by such Tenant without collusion on the part of such Tenant with any person or firm, without fraud and in good faith. Tenant also covenants and warrants that no gratuities, in the form of entertainment, gifts or otherwise, were, or during the Term, will be, offered or given by such Tenant, or any agent or representative of such Tenant, to any officer or employee of City with a view towards securing this Lease or for securing more favorable treatment with respect to making any determinations with respect to performing this Lease.

18.15.3       Board of Ethics and Campaign Practices. Tenant agrees to provide the Board with any records or information pertaining in any manner to this Lease, or both, whenever such records or information are within Tenant’s custody, are germane to an investigation authorized by the Board, and are requested by the Board. Tenant further agrees to appear as a witness before the Board as required by the Board in hearings concerning ethics or campaign practices charges heard by the Board. Tenant agrees to require that all subcontractors employed by Tenant for services performed for this Lease shall agree to comply with the provisions of this subsection 18.5.3.   Tenant and its subcontractors shall not be compensated under this Lease for its time or any costs incurred in complying with this subsection 18.5.3.

18.15.4       Harassment. Tenant shall not harass or annoy City Councilors of the City of Albuquerque or officers or employees of City with requests for modifications resulting in more favorable treatment under this Lease than the treatment accorded other tenant.

18.16                 Approvals, Consents, and Notices.

18.16.1       All notices, consents, and approvals required by this Lease shall be in writing arid shall be given by registered or certified mail by depositing the same in the U.S. mail in the continental United States, postage prepaid, return receipt requested, or by personal delivery, or by facsimile transmission to the “FAX” number given below, provided that the completed transmission is electronically verified. Either party shall have the right, by giving written notice to the other, to change the address at which its notices are to be received. Until any such change is made, notices shall be delivered as follows:

City:	Director of Aviation
Albuquerque International Sunport
Certified Mail;	PO Box 9948
Albuquerque, New Mexico 87119-1048
Personal Delivery:	2200 Sunport Blvd. SE, 3rd Floor
Albuquerque, NM 87106
Telephone:	(505) 244-7700
FAX Transmission:	(505) 842-4278

Tenant:	Utilicraft Aerospace Industries, Inc.
Tenant Official:	John J. Dupont
Title:	Chairman, President-CEO
Certified Mail and	554 Briscoe Boulevard
Personal Delivery:	Lawrenceville, GA 30045
Telephone:	(678) 376-0898 X2201
FAX:	(678) 376-9093
Email:	jdupont@utilicraft.com

18.16.2       If notice, consent or approval is given in any other manner or at any other place, it will also be given at the place and in the manner specified above.

18.16.3       The effective date of such notice, consent or approval shall be the date of the receipt as shown by the U.S. Postal Service Return Receipt, or the date personal delivery is certified, or the date of electronic verification of the facsimile transmission, unless provided otherwise in this Lease.

18.17                 Lease Subject to Avigation Priority. Tenant’s right to use the Premises for the purposes as set forth in this Lease shall be secondary to and subordinate to the operation of the Airport. Tenant acknowledges that due to the location of the Premises at the Aiport, there may be an impact to the use of the Premises as a result of the noise, Vibrations, fumes, debris and other interference caused by Airport operations. Tenant hereby waives any and all rights or remedies against City arising out of any noise,  vibration, fumes, debris, and/or interference that is caused by the operation of the Airport. City specifically reserves for itself, and for the public, a right of flight for the passage of aircraft in the airspace above the surface of the Premises together with the right to cause in said airspace such noise, vibration, fumes, debris, and other interferences as may be inherent in the present and future operation of aircraft.

18.18                 Force Majeure. Except as expressly provided in this Lease, neither City nor Tenant shall be deemed to be in default hereunder if either party is prevented from performing any of the obligations, other than payment of rentals, fees and charges hereunder, by reason of strikes, boycotts, labor disputes, embargoes, shortages of energy or materials, acts of a public enemy, acts of terrorism or threatened acts of terrorism, weather conditions and the results of acts of nature, riots, rebellion, sabotage, or other causes similar to those enumerated for which it is not responsible or which are not within its control.

18.19                 Non-Waiver. The failure of City to insist upon prompt and strict performance of any of the terms, conditions or undertakings of this Lease, or to exercise any right herein conferred, in any one or more instances, shall not be construed as a waiver of the same or any other term, condition, undertaking, right or option.

18.20                 Administration of Lease. The Chief Administrative Officer of the City of Albuquerque or his authorized representative shall administer this Lease for the City of Albuquerque.

18.21                 Approval of Lease. This Lease shall not become effective or binding until signed by the Chief Administrative Officer of the City of Albuquerque.

18.22      Savings. City and Tenant acknowledge that they have thoroughly read this Lease, including all Exhibits hereto, and have sought and received whatever competent advice and counsel that was necessary for them to form a full and complete understanding of all rights and obligations herein. City and Tenant further acknowledge that this Lease is the result of extensive negotiations between them and that this Lease shall not be construed against either party by reason of that party’s preparation of all or part of this Lease.

IN WITNESS WHEREOF, City has caused this Lease to be executed by its Chief Administrative Officer, and Tenant has caused the same to be executed by its appropriate and authorized officers.

City of Albuquerque:

By:	/s/ James B. Lewis	Date:	3/31/05
James B. Lewis
Chief Administrative Officer

Recommended:

By:	/s/ John D. Mike Rice, Director	Date:	2/15/05
John D. Mike Rice, Director
Aviation Department

Tenant:	Utilicraft Aerospace Industries, Inc.

By:	/s/ John J. Dupont	Date:	Feb 3, 2005
John J. Dupont
Chairman, President-CEO

City of Albuquerque Business Registration No.:			pending
NM State Taxation and Revenue Taxpayer I.D. No.:			pending
Federal Taxpayer ID Number:			pending

Acknowledgements

State of New Mexico	)
) ss.
County of Bernalillo	)

This instrument was acknowledged before me this 31st day of March 2005, by James B. Lewis, Chief Administrative Officer, for the  City of Albuquerque, a New Mexico municipal corporation, on behalf of said corporation

Felicia Dixon
Notary Public

My Commission Expires:
1-27-06

State of New Mexico	)
) ss.
County of Bernalillo	)

This instrument was acknowledged before me this 3rd day of February 2005 by John J. Dupont, Chairman, President-CEO, Utilicraft Aerospace Industries, Inc., a Nevada corporation, on behalf of said corporation.

[ILLEGIBLE]
Notary Public

My Commission Expires:
4/21/2005

Exhibit A

Airport

Exhibit B

Premises

Exhibit C

Other Airport Fees

Exhibit D

Performance Bond and Letter of Credit Formats

Exhibit E

Insurance Certificate Format